Exhibit 3(ee)

BCSJCD-600 (Rev.12/03)
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received
(FOR BUREAU USE ONLY)
This document Is effective on the date filed, unless a subsequent effective date within 90-days after received date is stated in the document.
Name
Dean J. Leffelman
Effective Date;
Address
2300 Cabot Drive, Suite 455
City State ZIP Code
Lisle, IL 60632
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations.
(Please read Information and Instructions on the Iast page)
Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
ARTICLE I
The name of the corporation is:
PDM ACQUISITION COMPANY
ARTICLE II
The purpose or purposes for which the corporation Is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
ARTICLE III
The total authorized shares:
1.    Common Shares 100,000
Preferred Shares
2.    A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
ARTICLE IV
1. The address of the registered office is:
48116
(ZIP code)
12424 Emerson Drive
Brighton
(Street Address)    (City)
2, The mailing address of the registered office, if different than above:
, Michigan
(ZIP Code)
(Street Address or P.O. Box)
3. The name of the resident agent at the registered office is:    David Rosser

BCS/CD-500 (Rev. 1203)
ARTICLE V
The name(s) and address(es) of the Incorporator(s) is(are) as follows:
Name    Residence or Business Address
Tia Baugher    c/o c/o Corp-Link Services, Inc.
118 W. Edwards St., Ste. 200
Springfield, IL 62704
ARTICLE VI (Optional, Delete if not applicable)
When a compromise or arrangement or a plan of reorganization of this corporation Is proposed between this corporation and Its creditors or any class of them or between this corporation and Its shareholders or any class of them, a court of equity jurisdiction within the state, on application, of this corporation or of a creditor or shareholder thereof, or an application â of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned In such manner as the court directs. If a majority In number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, If sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VII (Optional, Delete if not applicable)
Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered fo the corporation. Delivery shall be to the corporation’s registered office, Its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of Its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mall, return receipt requested.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting If the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I, (We), the incorporator(s) sign my (our) name(s) this 30th day of May, 2012.

Tia Baugher

Corp-Link Services, Inc.

118 W. Edwards St., Ste. 200

Springfield, IL 62704

BCS/CD-815 (Rev. 11/11)
MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
EFFECTIVE DATE:
Name
SHERRI MALLOY, ICE MILLER LLP
Address
2300 CABOT DRIVE, STE. 456
CityStateZIP Code
LISLEIL60532
Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and Instructions on the last page)
Pursuant to the provision of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate.
1. The present name of the corporation is:
PDM ACQUISITION COMPANY
04674U
2. The identification number assigned by the Bureau is:
3.    Article 1of the Articles of Incorporation is hereby amended to read as follows:
PACKAGE DESIGN AND MANUFACTURING, INC.

COMPLETE ONLY ONE OF THE FOLLOWING:
4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.
The foregoing amendment to the Articles of Incorporation was duly adopted on the day of
, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this day of ,
(Signature)
(Type or Print Name)
(Signature)
(Type or Print Name)
(Signature)
(Type or Print Name)
(Signature)
(Type or Print Name)
5. Profit Corporation Only: Shareholder or Board Approval
The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the
9th day of July , 2012, by the: (check one of the following)
shareholders at a meeting in accordance with Section 611(3) of the Act.
written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act notice Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
written consent of all the shareholders entitled to Vote in accordance with Section 407(2) of the Act.
board of a profit corporation pursuant to section 611(2) of the Act.
Profit Corporations and Professional Service Corporations
Signed this 9th day of July, 2012
By
(Signature of an authorized officer or agent)
(Type or Print Name)